Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT
We consent to the use in this Registration Statement of Immunosyn Corporation On Form SB-2 of our report dated September 18, 2006 for their 2006 audit. We also consent to the reference to us under the heading “Experts” in the registration statement.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
October 6, 2006